Clover Health Appoints Scott J. Leffler as Chief Financial Officer

FRANKLIN, Tenn., May 25, 2022 (GLOBE NEWSWIRE) -- Clover Health Investments, Corp. (NASDAQ: CLOV) (“Clover” or “Clover Health”), a physician enablement company committed to improving health equity for seniors, today announced the appointment of Scott J. Leffler as Chief Financial Officer (“CFO”). He will join Clover in August 2022 and will report to Vivek Garipalli, Chief Executive Officer of Clover.

“Scott has a sterling reputation as a finance leader for innovative public organizations in complex industries,” said Mr. Garipalli. “I’m incredibly impressed by his experience leading growth companies, as well as his transformational work in previous roles, and am very confident that he will be an amazing asset to Clover as we continue to progress toward our mission to improve every life.”

In his role as Chief Financial Officer and Treasurer of Sotera Health, Mr. Leffler oversaw the company’s global finance, procurement, and IT organizations, while helping to drive organic and inorganic top- and bottom-line growth as Sotera Health scaled to approximately $1 billion in revenue during his tenure. While at Sotera Health, Mr. Leffler led the company through its successful Initial Public Offering in 2020 and built out its public company reporting and investor outreach capabilities.

“I am very excited for this opportunity to join such an inspirational and visionary leadership team in its mission to drive positive transformation in the US healthcare system,” said Mr. Leffler. “I have been impressed by the expertise and capabilities of the Clover team, and look forward to contributing my own experience to an innovative, growth-focused public company while continuing to develop a truly best-in-class finance team.”

Before joining Sotera Health, Mr. Leffler served as Chief Financial Officer and Treasurer at Exal Corporation (now called Trivium Packaging) and in various executive finance roles at PolyOne Corporation (now called Avient). He holds a B.A. in economics and history from Yale University and an M.B.A. from Emory University and is both a Certified Public Accountant (inactive) and a Certified Treasury Professional (inactive).

About Clover Health:
Clover Health (Nasdaq: CLOV) is a physician enablement company focused on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is underpinned by our proprietary software platform, the Clover Assistant, which is designed to aggregate patient data from across the health ecosystem to support clinical decision-making and improve health outcomes. We operate two lines of business: Insurance and Non-Insurance. Through its Insurance segment, the company provides PPO and HMO plans to Medicare Advantage members in several states. The company's Non-Insurance segment consists of its operations in connection with its participation in CMS' Direct Contracting model, which will transition to the ACO Reach model beginning in 2023. Clover’s corporate headquarters are in Franklin, Tenn.

Visit: www.cloverhealth.com

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover’s future results of operations, financial position, market size and opportunity, business strategy and plans, and the factors affecting Clover’s performance and objectives for future operations. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “guidance,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue” or the negative of these words, or other similar terms or expressions that concern Clover’s expectations, strategy, priorities, plans or intentions. Additional information concerning these and other risk factors is contained in the Risk Factors section included in Clover’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2022, and in Clover’s other filings with the SEC. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, Clover undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.

Press Contact:
Andrew Still-Baxter
press@cloverhealth.com

Investor Relations:
Ryan Schmidt
investors@cloverhealth.com

Steve Halper
shalper@lifesciadvisors.com

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